Exhibit 99.1

NEWS RELEASE

NOVAGOLD Announces Date of its 2024

Virtual Annual General Meeting of Shareholders

NOVAGOLD’s Annual General Meeting of Shareholders (the “Meeting”) will be held virtually on May 16, 2024 at 1:00 p.m. PST

Shareholders may vote on matters before the Meeting by proxy, join the virtual Meeting and vote, and submit questions either during the webcast or in advance by email

Following the Meeting, Chairman Dr. Thomas S. Kaplan and President and CEO Greg Lang will host a virtual presentation centered on the Donlin Gold project, a premier Tier 1 gold development project[1]

April 25, 2024 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) will hold the Company’s 2024 Annual General Meeting of Shareholders virtually on May 16, 2024 at 1:00 p.m. PST (4:00 p.m. EST). On this occasion, Shareholders will set the number of Directors at ten, elect Directors for the ensuing year, appoint external auditors, and cast a non-binding advisory vote on the Company’s executive compensation program. Following the official Meeting, Chairman Dr. Thomas S. Kaplan and President and CEO Greg Lang will provide an overview of NOVAGOLD’s 2023 achievements and provide their outlook for the remainder of 2024.

NOVAGOLD EXPRESSES GRATITUDE TO RETIRING DIRECTOR ANTHONY WALSH

Anthony Walsh has chosen to retire after many years of dedicated service as the Company’s Independent Lead Director and Chair of the Audit Committee.

“On behalf of the Board of Directors of NOVAGOLD, I wish to express our most sincere appreciation for Tony’s dedicated and thoughtful guidance over the past 12 years with our company,” said Dr. Thomas S. Kaplan, NOVAGOLD’s Chairman. “We are all immensely grateful for his leadership, particularly in the key roles of independent Lead Director and Chair of the Audit Committee, where he helped shape the company’s signature reputation for transparency and best practices. It has been nothing short of a pleasure to work with Tony during his tenure and we all wish our friend great success in his future endeavors.”

NOVAGOLD VIRTUAL MEETING AND SHAREHOLDER PARTICIPATION

NOVAGOLD’s 2024 Annual General Meeting of Shareholders will be held virtually. Shareholders may cast their vote in advance by proxy and participate from any geographic location with internet connectivity. We believe this constitutes an important step to enhance shareholder accessibility to our annual Meeting and help reduce the carbon footprint of our activities. Please refer to NOVAGOLD’s Management Information Circular dated March 22, 2024, for detailed instructions on voting.

1 NOVAGOLD defines a Tier One gold development project as one with a projected production life of at least 10 years, annual projected production of at least 500,000 ounces of gold, and average projected cash costs over the production life that are in the lower half of the industry cost curve.

www.novagold.com

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NEWS RELEASE

Shareholders may view a live webcast of the Meeting and registered shareholders as well as duly appointed proxyholders may submit questions digitally during the Meeting at: www.virtualshareholdermeeting.com/NG2024.

Questions may also be submitted to management and to the Board of Directors prior to the Meeting via email at info@novagold.com. Shareholders are encouraged to log in to the Meeting 15 minutes prior to the scheduled start time. Please make sure to have the 16-digit control number from your voting materials available when logging in to the Meeting.

Shareholders may contact Kingsdale Advisors, the Company's strategic advisor, by telephone at 1-866-228-8818 (toll-free in North America) or 1-416-623-2514 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. To obtain information about voting your NOVAGOLD Common Shares, please visit www.novagoldagm.com.

NOVAGOLD’s Management Information Circular dated March 22, 2024 and Annual Report to Accompany the Management Information Circular are available on the Company’s website, www.novagold.com/investors/mic/, on SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

1-604-669-6227 or 1-866-669-6227

www.novagold.com

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